CUSIP # 57142B104	Page 12 of 12

EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of the Issuer shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 11, 2022

GRANITE MANAGEMENT II, LLC
By Granite Ventures, LLC
Its Managing Member

By	/s/ Jacqueline Berterretche
Printed Name: Jacqueline Berterretche
Title: Member

GRANITE VENTURES II, L.P.
By Granite Management II, LLC
Its General Partner

By	/s/ Jacqueline Berterretche
Printed Name: Jacqueline Berterretche
Title: Member

GRANITE VENTURES ENTREPRENEURS FUND II, L.P.
By Granite Management II, LLC
Its General Partner

By	/s/ Jacqueline Berterretche
Printed Name: Jacqueline Berterretche
Title: Member

By	/s/ Jacqueline Berterretche
Jacqueline Berterretche

By	/s/ Christopher McKay
Christopher McKay

By	/s/ Standish O’Grady
Standish O’Grady